Exhibit 4.3

Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

Dated: July 16, 2013

The undersigned, Paul M. Meurer, Executive Vice President, Chief Financial Officer and Treasurer, and Michael R. Pfeiffer, Executive Vice President, General Counsel and Secretary, of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of October 28, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not conditions set forth in the Indenture relating to the establishment of the title and terms of the Company’s 4.650% Notes due 2023 (the “Securities”) and the form of certificate evidencing the Securities have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Securities have been complied with, certify that (i) the title and terms of the Securities were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on February 12, 2013 and July 5, 2013 (the “Resolutions”) and such terms are set forth in Annex I hereto, (ii) the form of certificate evidencing the Securities was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached hereto as Annex II (it being understood that, in the event that the Securities are ever issued in definitive certificated form, the legends appearing as the first two paragraphs on the first page of such form of certificate may be removed), (iii) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect in the form adopted on the date hereof, are attached as Annex III hereto and are also attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, (iv) the form, title and terms of the Securities have been established pursuant to and in accordance with Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the title and terms of the Securities, the form of certificate evidencing the Securities and the execution, authentication and delivery of the Securities have been complied with and (v) to the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ Paul M. Meurer
Paul M. Meurer
Executive Vice President, Chief Financial Officer and Treasurer

/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

Signature Page to Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

ANNEX I

Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers’ Certificate of which this Annex I constitutes a part.

(1)          A series of debt securities is hereby established under the Indenture, and such series of debt securities shall be known and designated as the “4.650% Notes due 2023” (the “Securities”).

(2)          The aggregate principal amount of the Securities which may be authenticated and delivered under the Indenture is limited to $750,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture; provided, however, that the Securities of such series may be re-opened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities of such series have the same form and terms (other than the offering price, underwriting or other discounts and commissions, the date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series of Securities may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Securities of such series pursuant to Section 1402 and 1403, respectively, of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

(3)          The Securities of such series are issuable only as Registered Securities without coupons and may, but need not, bear a corporate seal.  The Securities of such series shall initially be issued in book-entry form and represented by one or more permanent Global Securities of such series, the initial depositary (the “Depositary”) for the Global Securities of such series shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time.  Notwithstanding the foregoing, certificated Securities of such series in definitive form may be issued in exchange for Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture.

(4)          The Securities of such series shall be sold by the Company to the several underwriters named in the Purchase Agreement dated July 9, 2013, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, at a price equal to 99.125% of the principal amount thereof.  The initial price to public of the Securities shall be 99.775% of the principal amount thereof, plus accrued interest from July 16, 2013 if settlement occurs after that date.  Underwriting discounts and commissions shall be 0.650% of the principal amount of the Securities.

(5)          The final maturity date of the Securities on which the principal thereof is due and payable shall be August 1, 2023.

(6)          The principal of the Securities shall bear interest at the rate of 4.650% per annum from July 16, 2013 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on February 1 and August 1 (each, an “Interest Payment Date”) of each year, commencing February 1, 2014, to the Persons in whose names the Securities (or one or more Predecessor Securities of such series) are registered at the close of business on the January 15 or July 15 (each, a “Regular Record Date”), respectively, immediately prior to such Interest Payment Dates, regardless of whether such Regular Record Date is a Business Day.  Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.  If any principal of, or premium, if any, or interest on, any of the Securities is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest until paid or until such payment is duly provided for at the rate of 4.650% per annum.

(7)          Los Angeles, California is hereby designated as a Place of Payment for the Securities of such series.  The place where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served shall be the office or agency maintained by the Company for such purpose in Los Angeles, California, which shall initially be an office of the Trustee in Los Angeles, California, which on the date hereof is located at The Bank of New York Mellon Trust Company, N.A., Attention: Corporate Trust Administration, 400 South Hope Street, Suite 400, Los Angeles, CA 90071; provided, that, so long as any Certificated Notes (as defined in the form of Security of such series which appears as Annex II to the Officers’ Certificate of which this Annex I is a part) are outstanding, the Borough of Manhattan, The City of New York shall also be a Place of Payment for the Securities of such series and the Company will maintain an office or agency in the Borough of Manhattan, The City of New York where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served.

(8)          The Securities of such series are redeemable at any time, as a whole or from time to time in part, at the option of the Company on the terms and subject to the conditions set forth in the Indenture and in the form of Security of such series which appears as Annex II to the Officers’ Certificate of which this Annex I is a part.

(9)          The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the final maturity date of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

(10)       The Securities of such series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(11)       The Trustee shall be the initial trustee, Security Registrar, transfer agent and Paying Agent for the Securities of such series.

(12)       The entire outstanding principal amount of the Securities of such series shall be payable upon declaration of acceleration of the maturity of the Securities of such series pursuant to Section 502 of the Indenture.

(13)       Payment of the principal of and premium, if any, and interest on the Securities of such series shall be made in Dollars and the Securities of such series shall be denominated in Dollars.

(14)       Other than amounts payable upon redemption of the Securities at the option of the Company prior to May 1, 2023, the amount of payments of principal of and premium, if any, and interest on the Securities of such series shall not be determined with reference to an index, formula or other similar method.

(15)       Neither the Company nor the Holders of the Securities of such series shall have any right to elect the currency in which such payments are made.

(16)       With respect to the Securities of such series, in addition to the covenants of the Company set forth in the Indenture, the covenants set forth in the form of Security of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part under the captions “Limitation on Incurrence of Total Debt,” “Limitation on Incurrence of Secured Debt,” “Debt Service Coverage” and “Maintenance of Total Unencumbered Assets” (collectively, the “Additional Covenants”) shall be and hereby are added to the Indenture for the benefit of the Securities of such series and the Holders of the Securities of such series, and the Additional Covenants, together with the defined terms (the “Additional Definitions”) set forth in such form of Security of such series under the caption “Certain Definitions,” are hereby incorporated by reference in and made a part of this Annex I and the Indenture as if set forth in full herein and therein; provided that the Additional Definitions set forth in the Securities of such series shall only be applicable with respect to the Securities of such series and the Additional Definitions and the Additional Covenants set forth in the Securities of such series shall only be effective, insofar as they apply to the Securities of such series, for so long as any of the Securities of such series is Outstanding; provided, further, that except as set forth in (24) below, the definition of “Subsidiary” set forth in the form of certificate evidencing the Securities of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part shall only be applicable with respect to the Additional Covenants and the Additional Definitions set forth in the Securities of such series; and provided, further, that the definition of “Business Day” set forth in the form of certificate evidencing the Securities of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part shall supersede, insofar as relates to the Securities of such series, the definition of “Business Day” appearing in the Indenture.

(17)       The Securities of such series will not be issuable as Bearer Securities, and temporary global certificates will not be issued.

(18)       Except as otherwise provided in the Indenture with respect to the payment of Defaulted Interest on the Securities of such series, interest on any Security of such series shall be payable only to the Person in whose name that Security (or one or more Predecessor Securities of such series) is registered at the close of business on the Regular Record Date for such interest.

(19)       Sections 1402 and 1403 of the Indenture shall apply to the Securities of such series, provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Section 1402 and 1403, respectively, only with respect to all (and not less than all) of the Outstanding Securities of such series and (ii) in addition to the covenants specifically referred to by section number in Section 1403 of the Indenture (insofar as such covenants apply to the Securities of such series), the Additional Covenants applicable to the Securities of such series shall also be subject to covenant defeasance pursuant to Section 1403.

(20)       The Securities of such series will be authenticated and delivered as provided in Section 303 of the Indenture.

(21)       The Company shall not be required to pay Additional Amounts with respect to the Securities of such series as contemplated by Section 1010 of the Indenture.

(22)       The Securities of such series shall not be convertible or exchangeable into Common Stock or Preferred Stock.

(23)       The Securities of such series will be senior obligations of the Company.

(24)       Insofar as Section 801 of the Indenture is applicable to the Securities of such series, the term “Subsidiary,” as used in Section 801(2) of the Indenture, shall have the meaning set forth in the form of Security of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part

(instead of the meaning set forth in Section 101 of the Indenture), and the term “indebtedness,” as used in Section 801(2) of the Indenture, shall be deemed to include, without limitation, “Debt” and “Secured Debt” (as such terms are defined in the form of Security of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part).

(25)       The provisions of Section 1011 of the Indenture shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants applicable to the Securities of such series, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture.

(26)       The Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Securities of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part, all of which terms and provisions are incorporated by reference in and made a part of this Annex I and the Indenture as if set forth in full herein and therein.

(27)       As used in the Indenture with respect to the Securities of such series and in the certificates evidencing the Securities of such series, all references to “premium” on the Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Securities of such series in excess of 100% of the principal amount of such Securities.

(28)       Payments of principal of and premium, if any, and interest on Global Securities of such series will be made by the Company by wire transfer of immediately available funds to an account maintained by the payee located in the United States.  In the event that any Securities of such series are issued in the form of Certificated Notes (as defined in the form of Security of such series which appears as Annex II to the Officers’ Certificate of which this Annex I is a part) payments of principal of and premium, if any, and interest on such Certificated Notes of such series shall be made in the manner set forth in the form of Security of such series which appears as Annex II to the Officers’ Certificate of which this Annex I is a part and in the Indenture.

(29)       As used in the Indenture with respect to the Securities of such series and in the form of Security of such series attached as Annex II to the Officers’ Certificate of which this Annex I is a part, all references to the “President” of the Company shall be deemed to include any Co-President of the Company.  For purposes of clarity, it is hereby confirmed and agreed that, in taking any action that the President of the Company is permitted or required to take under the Indenture with respect to the Securities of such series, each Co-President may take such action individually and need not act in concert with any other Co-Presidents.